Aby Alexander Joins Spectral Capital’s Board of Directors, Bringing Unmatched Expertise in AI and Connectivity

Well-positioning Spectral to reshape the future of both quantum computing and global connectivity.

Austin, TX – October 25, 2024 – Spectral Capital Corporation (OTC QB: FCCN), a pioneer in quantum computing and distributed technologies, proudly welcomes Aby Alexander to its Board of Directors. Aby’s extensive experience in broadcast and broadband solutions, combined with his leadership in AI and edge computing, will add invaluable insights to Spectral’s mission of revolutionizing global technology.

As President & CEO of BroadSat Technologies, Aby has championed innovations that bring essential services such as telemedicine, remote learning, and emergency alerts to underserved communities. His work to bridge the digital divide aligns seamlessly with Spectral Capital’s vision to harness the power of quantum computing for scalable, global solutions.

Aby also played a pivotal role as the former President & CEO of Thomson Broadcast Americas, expanding the company’s U.S. presence and leading the acquisition of GatesAir Inc. His experience in M&A strategy, infrastructure, and next-generation technologies will provide strategic guidance as Spectral continues to grow in the quantum space.

Reflecting on his new role at Spectral Capital, Jenifer Osterwalder, CEO, remarked, "Quantum computing is opening doors we never thought possible, particularly in the way we transmit and process data. We are honored Mr. Alexander is joining Spectral’s board. We are collectively excited about Aby’s guidance on the potential that Quantum technologies will fundamentally change how broadcast and broadband services will be delivered. It’s humbling to think of the impact Aby can provide our organization, especially in his global expertise in bringing connectivity to those who need it most.”

"We are thrilled to have Aby join our Board," said Sean Michael Brehm, Chairman of Spectral Capital. "His innovative approach to technology and his deep understanding of connectivity solutions perfectly complement Spectral’s mission to leverage quantum technologies for global innovation and transformation."

Aby’s contributions extend beyond connectivity and AI, having authored a book on blockchain technology and led groundbreaking work in cybersecurity. His vision, combined with Spectral Capital’s leadership in quantum solutions, will drive the next phase of technological breakthroughs in decentralized systems.

For more information, please visit www.spectralcapital.com.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and FCCN's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although FCCN believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of FCCN. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in FCCN's business; competitive factors in the market(s) in which FCCN operates; risks associated with operations outside the United States; and other factors listed from time to time in FCCN's filings with the Securities and Exchange Commission. FCCN expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FCCN's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.